                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:


     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).



     [X] Definitive proxy statement.


     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                             FENTURA BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               Ronald L. Justice
                             Fentura Bancorp, Inc.
                               One Fenton Square
                          Fenton, Michigan 48430-0725
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

March 21, 2000




To our Shareholders:


     Your Board of Directors cordially invites you to attend our 2000 Annual Shareholders Meeting. We will hold the meeting at 7:00 p.m., Wednesday, April 26, 2000, at the St. John Activity Center, 610 N. Adelaide Street, Fenton, Michigan.

   - You will find a Notice of Meeting on Page 1 that identifies the proposals for your action - the election of two directors, and the approval of a proposed amendment to the Fentura Articles of Incorporation to increase the number of authorized shares of common stock from 2,000,000 to 5,000,000.

   - At the meeting, we will present a report on 1999 operating results and on other matters of current interest to our shareholders.

   - We will provide refreshments immediately after the meeting. Please also take this opportunity to meet our directors, officers and employees, and your fellow shareholders, or renew prior acquaintances.


     YOUR VOTE IS IMPORTANT. We encourage you to read this Proxy Statement and sign and return your voting (proxy) form in the enclosed envelope as soon as possible, so that your shares will be represented at the meeting.


Sincerely,



Russell H. Van Gilder, Jr.
Chairman of the Board of Directors

NOTICE OF ANNUAL SHAREHOLDERS MEETING:

The Fentura Bancorp, Inc. 2000 Annual Shareholders Meeting will be held at the St. John Activity Center, 610 N. Adelaide Street, Fenton, Michigan, Wednesday, April 26, 2000, at 7:00 p.m. for the following purposes:

         1.  To elect two directors,
         2. To approve a proposed amendment to the Fentura Articles of Incorporation to increase the number of authorized shares of common stock from 2,000,000 to 5,000,000, and
         3.  Transact any other business appropriate to the meeting.

RECORD DATE


The Board of Directors has fixed the close of business on March 15, 2000, as the record date for the purpose of determining shareholders who are entitled to notice of and to vote at the meeting. A list of shareholders entitled to vote at the meeting will be available during business hours for ten days prior to the meeting at Fentura's offices, One Fentura Square, Fenton, Michigan, for examination by any shareholder for any purpose germane to the meeting.




BY ORDER OF THE BOARD OF DIRECTORS



Ronald L. Justice
Secretary


March 21, 2000

PROXY STATEMENT--VOTING INFORMATION
--------------------------------------------------------------------------------


YOUR VOTE IS VERY IMPORTANT.


         Whether or not you plan to attend our Annual Shareholders Meeting, please take the time to vote by completing and mailing the enclosed voting (proxy) form as soon as possible. We have included a postage-prepaid envelope for your convenience.


         If you sign, date and mail your voting (proxy) form without indicating how you want to vote, your voting (proxy) form will be voted as recommended by the Board of Directors.


REVOKING YOUR PROXY


         If you later wish to revoke your proxy, you may do so by: (1) sending a written statement to that effect to Fentura's Secretary; (2) submitting a properly signed proxy with a later date; or (3) voting in person at the annual meeting.


VOTING INFORMATION


- NUMBER OF SHARES OUTSTANDING. At the close of business on the record date, March 15, 2000, there were 1,424,066 shares of Fentura common stock outstanding and entitled to vote at the annual meeting.


- VOTE REQUIRED TO ELECT DIRECTORS. The two nominees receiving the highest number of votes will be elected. Shareholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the voting (proxy) form. Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a matter) will have no effect on the vote.

- VOTE REQUIRED TO ADOPT THE AMENDMENT TO THE FENTURA BANCORP, INC. ARTICLES OF INCORPORATION. The proposed Amendment to the Fentura Articles of Incorporation will be approved if the holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting vote FOR the proposed Amendment. Abstentions are treated as shares present or represented at the Annual Meeting which are voted against the proposed Amendment. Broker non-votes will have no effect on the vote.


OTHER BUSINESS


         The Board knows of no other matters to be presented for shareholder action at the meeting. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote the shares according to their best judgment.

FENTURA AND AFFILIATE BANK BOARD PRACTICES
--------------------------------------------------------------------------------

         Corporate governance practices continue to generate a significant amount of public attention. In order to help our shareholders understand the corporate governance practices of Fentura and the Affiliate Banks, we are including below a description of the practices that the Boards currently follow. The Boards review these practices each year. As part of its review, the Boards also evaluate board practices at other well-managed community banks and community bank holding companies and practices that are the focus of commentators on corporate governance.


         Each Fentura Director is currently also a Director of The State Bank (a subsidiary of Fentura). The State Bank's Board from time to time has members who are not also Fentura Board members. Two Fentura Directors are also Directors of Davison State Bank (a newly formed subsidiary of Fentura, "Davison").


         The Fentura Board may invite retiring Directors to remain on the Board as "Emeritus Directors." This honorary two year position allows the Board to benefit from the Director's experience and insights, even though the position carries no voting privileges.


CEO SUCCESSION


         The Boards view CEO selection as an important responsibility. When a succession of the CEO occurs, the Boards manage the process of identifying and selecting the new CEO with the full participation of each of the nonemployee Directors. This occurred most recently in 1996 when the current CEO of Fentura and The State Bank was selected.


BOARD SIZE AND COMPOSITION


         The Fentura Board presently has nine Directors, consisting of eight nonemployee Directors and one employee Director. The State Bank Board has ten Directors, consisting of the nine Fentura Directors plus one community Director. Davison's Board has ten Directors consisting of two Fentura Directors, two employee Directors, and six community Directors. As a matter of policy, the Fentura and Affiliate Bank Boards are made up of a substantial majority of independent, nonemployee Directors. The Director Selection Nominating Committees review the appropriate skills and characteristics required of Board members in light of the current make-up of the Boards. This assessment includes issues of diversity, age, community presence, leadership skills and an understanding of banking, finance, and marketing, etc. The principal qualification for a Director is the ability to act on behalf of all of the shareholders.


SELECTION OF DIRECTORS


         Each of the Boards is responsible for identifying potential new Board members. The Boards delegate the screening process to the Director Selection Committee with direct input from the Chairman and Chief Executive Officer and from the other Directors. The Boards believe there is no current relationship between any nonemployee Director and Fentura or the Affiliate Bank Boards which would be construed in any way as compromising the independence of any Director.

DIRECTOR RETIREMENT


         A Director must retire at the annual meeting following his or her seventieth birthday.


BOARD AGENDAS AND MEETINGS


         The Chairman and Chief Executive Officer establish the agendas for Board meetings. Each Director is free to suggest items for the agenda, and each Director is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Boards review and approve the operating plans and specific financial goals at the start of each year, and the Boards monitor performance throughout the year. The Boards also review long-range strategic issues at regular Board meetings as well as at periodic off-site meetings devoted solely to strategic issues.


EXECUTIVE SESSIONS OF OUTSIDE DIRECTORS


         The nonemployee Directors may meet in executive session at any time during the year to consider issues they deem important to consider without management present. The Chairman has been designated as the individual whom other Directors may ask to call a private meeting of nonemployee Directors when they believe there is a need to discuss a matter that could materially affect the performance of Fentura or one of the Affiliate Banks.




DAVISON STATE BANK


         Our newest subsidiary, Davison, opened for business on March 13, 2000. Davison is a Michigan chartered bank located in Davison, Michigan. Davison's initial Board has ten Directors consisting of two Fentura Directors: Russell H. Van Gilder, Jr. and Donald L. Grill, two employee Directors: John A. Emmendorfer, Jr. and Kevin M. Hammer, and six Davison community Directors:
Darrell H. Cooper, Tom G. Donaldson, Phil D. Flemming, Peggy Haw Jury, J. David Karr and Craig L. Stefanko.


COMMITTEES OF THE BOARDS


         Fentura itself has no standing Board Committees. Because of the similarity in membership between the Fentura and The State Bank Boards, the Board Committees of The State Bank also function as the Board Committees for Fentura. The State Bank's Board currently has the following committees:
Executive, Audit, Compensation/ESOP, Director Loan, Trust, Investment, Forward Planning and Director Selection. Davison's Board currently has the following committees: Executive and Loan, Audit, Director Selection and Compensation, Investment, and Marketing.

DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

Fentura and The State Bank Directors are compensated in three ways: cash retainer fees, stock options, and participation in stock purchase plans.

FEES


FENTURA DIRECTORS


     - Fentura currently pays no fees to Fentura Directors.


THE STATE BANK DIRECTORS

     - The State Bank paid the following fees in 1999:

          -  $15,000 for the Chairman

          -  $10,500 for the Vice Chairman

          -  $9,000 for each other Director

          - The State Bank paid an additional $1,250 Director incentive to each Director in 1999.


STOCK OPTIONS

     - Issued under Fentura's Nonemployee Director Stock Option Plan, or, where applicable, its Employee Stock Option Plan.

     - Annual grant of an option to acquire up to 460 shares per Director, generally granted on the first business day of April, exercisable at fair market value as of the grant date over a 10 year term.

     - 4,140 options granted in 1999 (460 to each Director).


STOCK PURCHASE PLANS

     - Directors may use Director cash retainer fees to purchase Fentura shares at fair market value, under Fentura's Director Stock Retainer Plan.

     - Directors may also use other (personal) funds to purchase Fentura shares at fair market value under Fentura's Director Stock Purchase Plan.

     - Maximum total authorized shares for purchase each year:

       -  3,480 shares under Retainer Plan

       -  8,000 shares under Stock Purchase Plan.


DAVISON DIRECTORS


         Compensation of the Davison Directors has not yet been determined. Davison Board compensation is expected to be addressed at a Board meeting in the near future. Information on Davison Director compensation for 2000 will be provided in the Proxy Statement for the 2001 Annual Meeting of Shareholders.

BOARD MEETINGS--COMMITTEES OF THE BOARD
--------------------------------------------------------------------------------

FENTURA

         The Fentura Board held 12 regular meetings during 1999. Fentura does not maintain any standing Board Committees.

THE STATE BANK

         The State Bank's Board held 12 regular and 2 special meetings during 1999. No director missed more than 3 meetings during 1999. The State Bank's Board has eight committees: Executive, Audit, Compensation/ESOP, Director Loan, Trust, Investment, Forward Planning and Director Selection.

DAVISON

         The Davison Board met informally during 1999 and held its first official meeting on February 24, 2000. Four of its five committees - Executive and Loan, Audit, Director Selection and Compensation, and Investment - have similar duties and powers as The State Bank committees of the same names. The members of Davison's Board Committees will be determined at a Board meeting in the near future, and will be provided in the Proxy Statement for the 2001 Annual Meeting of Shareholders.

EXECUTIVE COMMITTEE

     - Reviews in depth the status and progress of various projects, management activities, and bank financial performance.

     - Provides necessary guidance and recommends appropriate action to the full Board of Directors.

     - The State Bank Committee met 7 times in 1999.

     - Members - the State Bank: Donald L. Grill, Thomas P. McKenney, Forrest A. Shook, and Russell H. Van Gilder, Jr.


AUDIT COMMITTEE

     - Participates with management to select and recommend to the Board the outside auditors.

     - Reviews with management and the outside auditors the scope of the proposed audit.

     - Reviews the annual audit with management and the outside auditors before final figures are published.

     - Reviews with management the periodic examinations made by supervising authorities and any replies required in connection with the examinations.

     - Reviews (quarterly) the role and scope of the work performed by the internal auditor.

     - Reviews programs and procedures with management to avoid conflicts of interest and any other aspects of business ethics.

     - The State Bank Committee met 4 times in 1999.

     - Members - the State Bank: Philip J. Lasco, Jon S. Gerych, and Janis L. Rizzo.

COMPENSATION/ESOP COMMITTEE

     - The State Bank only (Davison's Compensation Committee is combined with its Director Selection Committee).

     - Oversee the administration of compensation and benefit programs.

     - Recommends compensation of officers.

     - Met 3 times in 1999.

     - Members: Brian P. Petty, Forrest A. Shook, and Russell H. Van Gilder, Jr.


DIRECTOR LOAN COMMITTEE

     - The State Bank only (Davison's Loan Committee is combined with its Executive Committee).

     - Reviews, approves and recommends loan decisions within Board delegated authority.

     - The State Bank Committee met 13 times in 1999.

     - Each Director of The State Bank serves a total of 6 months during the year on this Committee.


TRUST COMMITTEE

     - The State Bank only.

     - Oversees and monitors all activities of the Trust and Investment Management Department.

     - Met 12 times in 1999.

     - Members: Richard A. Bagnall, Jon S. Gerych, and Glen J. Pieczynski.


INVESTMENT COMMITTEE

     - Reviews and monitors bank investment activity.

     - Establishes bank investment guidelines.

     - The State Bank Committee met twice in 1999.

     - Members - The State Bank: Philip J. Lasco, Glen J. Pieczynski, and Janis
       L. Rizzo.


MARKETING COMMITTEE

     - Davison only.

     - Ascertains banking needs of business and individual customers.

     - Assists management in developing strategies to meet and promote products to fill these needs.


FORWARD PLANNING COMMITTEE

     - The State Bank only.

     - Evaluates and directs the strategic planning initiatives of The State Bank and Fentura.

     - Met twice in 1999.

     - Members: Donald L. Grill, Thomas P. McKenney, Brian P. Petty, Forrest A. Shook, and Russell H. Van Gilder, Jr.


DIRECTOR SELECTION COMMITTEE

     - Coordinates the process of identifying, interviewing and recommending new director candidates.

     - Members-The State Bank: Jon S. Gerych, Donald L. Grill, Brian P. Petty, Glen J. Pieczynski, and Russell H. Van Gilder, Jr.

ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

The first matter to be considered at the Annual Meeting will be the election of Fentura Directors. The Fentura Board of Directors is divided into three classes. Each year, on a rotating basis, the terms of office of the Directors in one of the three classes expire. Directors are elected for a three year term. The Directors whose terms expire at the Annual Meeting ("Class III Directors") are Forrest A. Shook and Donald L. Grill. The Board of Directors has nominated the same individuals for re-election as Class III Directors. If elected, these Directors' terms will expire at the 2003 Annual Meeting of Shareholders.

The shares represented by your voting (proxy) form will be voted, unless authority to vote is withheld, "for" the election of these two nominees. If any of the nominees becomes unavailable, your shares will be voted for a Board-approved substitute, or the Board may reduce the number of Directors.

--------------------------------------------------------------------------------

FORREST A. SHOOK

     - Vice Chairman of Fentura and The State Bank Boards since 1997

     - Fentura Director since 1997

     - The State Bank Director since 1996

Forrest A. Shook, age 57, has been a Fentura Director since 1997 and a Director of The State Bank since 1996. He has served as Vice Chairman of the Boards of both Fentura and The State Bank since 1997. Mr. Shook is the founder and president of NLB Corporation located in Wixom, Michigan. NLB Corporation is a manufacturer of high pressure pumps that are used around the world in many applications.
--------------------------------------------------------------------------------

DONALD L. GRILL

     - President and CEO since 1996

     - Fentura and The State Bank Director since 1996

     - Davison Director since 2000

Donald L. Grill, age 52, has been a Director since 1996. Mr. Grill joined Fentura as President and Chief Executive Officer in late 1996. Prior to that, Mr. Grill enjoyed a long career in community banking. From 1976-1983, Mr. Grill was employed by Chemical Bank-Key State in Owosso, Michigan. From 1983-1996, Mr. Grill was employed by First of America Bank Corporation and served as President and Chief Executive Officer of First of America Bank-Frankenmuth. Mr. Grill received his Bachelor of Science Degree in Engineering from Michigan State University. Having been active in chamber of commerce activities prior to joining Fentura, Mr. Grill continues to serve on the Board of Directors and Executive Committee of the Fenton Chamber of Commerce. He is a Member of the advisory board at Baker College Graduate Studies Program, and a Member of the Fenton Rotary Club.
--------------------------------------------------------------------------------

DIRECTORS CONTINUING IN OFFICE
--------------------------------------------------------------------------------

Both the Class I and the Class II Directors will continue in office. The Class I

Directors' terms expire in 2001, and the Class II Directors' terms expire in 2002.

--------------------------------------------------------------------------------

PHILIP J. LASCO

     - Fentura Director since 1995

     - The State Bank Director since 1994

Philip J. Lasco, age 52, has been a Fentura Director since 1995 and a Director of The State Bank since 1994. He is a Class I Director. Mr. Lasco is the sole shareholder, Chairman and President of Lasco Ford/Chrysler, which he founded in 1982. Mr. Lasco, a long time Fenton resident, is a member of the Michigan Automotive Dealers Association, a past president of the Flint Automotive Dealers Association, and a former director of Spring Meadows Country Club.

--------------------------------------------------------------------------------
JON S. GERYCH

     - Fentura Director since 1992

     - The State Bank Director since 1991

Jon S. Gerych, age 48, has been a Fentura Director since 1992 and a Director of The State Bank since 1991. He is a Class I Director. Mr. Gerych is President of Gerych Greenhouse, Inc., a second generation family business in Fenton, Michigan. Mr. Gerych received his undergraduate degree at Michigan State University. Mr. Gerych is active in Fenton community and civic affairs as a member of Fenton Beautification, a director of education with FTS Association, and a member of Fenton Kiwanis, Fenton Area Chamber of Commerce, and Flint Area Chamber of Commerce.

--------------------------------------------------------------------------------
THOMAS P. McKENNEY

     - Fentura Director since 1992

     - The State Bank Director since 1991

Thomas P. McKenney, age 47, has been a Fentura Director since 1992 and a Director of The State Bank since 1991. He is a Class I Director. Mr. McKenney is a trial attorney practicing with the law firm of Secrest, Wardle, Lynch located in Farmington Hills, Michigan. Mr. McKenney is a 1970 graduate of Holly High School, a 1974 graduate of Notre Dame (Bachelor of Arts), and a 1978 graduate of Detroit College of Law (Juris Doctor). Active in numerous public service organizations, Mr. McKenney has served or serves on the Michigan Bar Association, Oakland County Bar Association, Oakland County Bar Association Public Corporation Committee, Detroit College of Law Alumni Association, University of Notre Dame Alumni Association, and the Holly Kiwanis Club.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
GLEN J. PIECZYNSKI


     - Fentura Director since 1992

     - The State Bank Director since 1991

Glen J. Pieczynski, age 58, has been a Fentura Director since 1992 and a Director of The State Bank since 1991. He is a Class I Director. Mr. Pieczynski is owner and President of Linden True Value Hardware, Inc. Mr. Pieczynski received his B.S. from Michigan State University in 1965 and his M.S. from Eastern Michigan University in 1977. He was a teacher at Atherton Junior High from 1965-1977 (math and science). He has lived in the Fenton-Linden area since 1965. He is a Member of the Linden Zoning Board of Appeals. He has been secretary/treasurer of the "Even Dozen Investment Club" of Linden, and is a past President of Linden/Argentine Chamber of Commerce.
--------------------------------------------------------------------------------
RUSSELL H. VAN GILDER, JR.


     - Fentura and The State Bank Chairman since 1997

     - Fentura and The State Bank Director since 1987

     - Davison Director since 2000


Russell H. Van Gilder, Jr., age 66, has been Fentura's and The State Bank's Chairman since 1997. He is a Class II Director. From 1995 to 1997, he was Vice Chairman of the Fentura and The State Bank Boards. He has been a Director of Fentura since 1987, and a Director of The State Bank since 1981. Mr. Van Gilder founded VG's Food Center, Inc., where he is currently Chairman of the Board. Mr. Van Gilder is also Chairman of Spartan Stores, Inc., a retailer-owned grocery wholesaler. A long time Fenton area resident, Mr. Van Gilder and his companies provide substantial contributions to civic and community organizations.

--------------------------------------------------------------------------------

BRIAN P. PETTY

     - Fenura Director since 1995

     - The State Bank Director since 1994

Brian P.Petty, age 42, has been a Fentura Director since 1995 and a Director of The State Bank since 1994. He is a Class II Director. Since 1975, he has been the sole shareholder, Chairman and President of Fenton Glass Service, Inc., a family business started by his grandfather in 1960. Mr. Petty was born and raised in Fenton. He is active in local civic and community affairs as a Board member of Fenton Kiwanis, and co-chairman for the Fenton Area Chamber of Commerce Business Expo. He is a member of both the Fenton and Flint Chambers of Commerce, a past president and member of the Valley Glass Dealers Association, a board member of Michigan Glass Dealers Association, and President of the Kandahar Ski Club. He was also involved with the Fenton Jaycees from 1979-1984.

--------------------------------------------------------------------------------

RICHARD A. BAGNALL

     - Fentura Director since 1990

     - The State Bank Director since 1989

     - Executive Officer from 1988 to 1998

Richard A. Bagnall, age 58, retired as Executive Vice President of The State Bank in 1998, after ten years service. He has been a Fentura Director since 1990, and a Director of The State Bank since 1989. He is a Class II Director. He also previously served as Secretary of both Fentura and The State Bank. Mr. Bagnall is a member of the Fenton Kiwanis Club and the Fenton Downtown Development Authority.
--------------------------------------------------------------------------------

AFFILIATE BANK DIRECTORS

--------------------------------------------------------------------------------
JANIS L. RIZZO

     - The State Bank Director since 1998

Janis L. Rizzo, age 44, joined The State Bank Board in 1998. She has been the Controller for McLaren Health Care Corporation since 1987. Ms. Rizzo graduated with honors in Accounting from Michigan State University in 1977, and became a Certified Public accountant in 1979. She worked in public accounting with the Flint firm of Milhouse and Holaly until 1987. A long-time Genesee county resident, Ms. Rizzo is active in community and civic service. She is affiliated with the Michigan Association of CPAs, the Hospital Finance Management Association, and serves on the Powers Catholic High School Board of Education and Holy Redeemer Education Commission.

-------------------------------------------------------------------------------
DARRELL H. COOPER

     - Davison Director since 2000

Darrell H. Cooper, age 57, is CEO and Chairman of Fernco, Inc., a plastic couplings manufacturer in Davison, Michigan. Mr. Cooper also serves on the Board of Directors of Gunnell, Inc., CEO Image Systems, and Leaseline Financial, Inc. Mr. Cooper is affiliated with the American Society of Sanitary Engineers, the Society of Plastic Engineers, and the Plumbing and Inspectors Association of Michigan. He is also a member of the Boy Scouts of America-Good Scout Committee, Davison Local Development Finance Authority, and Davison Brownfield Development Authority. He serves on the Board of the Eastern Michigan University Foundation and the Eastern Michigan College of Business Development, and as Board Member Emeritus of the Youth Home of Arkansas.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TOM G. DONALDSON

     - Davison Director since 2000

Tom G. Donaldson, age 56, has been involved with the McLaren Health Systems since 1964, serving as Senior Vice President and CFO of McLaren Regional Medical Center from 1964 to 1989, and McLaren Health Care Corporation from 1989 to the present. Mr. Donaldson serves as Director of several other health related organizations, including, Health Plus of Michigan, the McLaren Foundation, McLaren Hospice, McLaren Extended Care, Visiting Nurse Association, McLaren Medical Management, McLaren Health Plan and Lapeer Regional Hospital. He is also an officer of Ingham Regional Medical Center and McLaren Health Care Corp. Mr. Donaldson is active in community service and charitable organizations as a member of the Cystic Fibrosis Foundation, Davison Kiwanis Club, and the Optimist Club of Flint.

--------------------------------------------------------------------------------
JOHN A. EMMENDORFER, JR.

     - Davison Director since 2000

     - Davison President and CEO since 2000

John A. Emmendorfer, Jr., age 37, was an employee of The State Bank from
1988 to 1999. Most recently he served The State Bank as Vice President and Director of Commercial Lending. On February 24, 2000, the Davison Board appointed Mr. Emmendorfer President and CEO of Davison. Mr. Emmendorfer has served as a Director of the Board of the Fenton Area Chamber of Commerce, as a consultant for Junior Achievement, and as member of the Key Communicators for the Fenton Area Schools.

--------------------------------------------------------------------------------
PHIL D. FLEMMING

     - Davison Director since 2000

Phil D. Flemming, age 65, is the owner and operator of FRB, Inc., an established land development company in Davison, Michigan. Mr. Flemming founded FRB, Inc. in 1984. Mr. Flemming is also active in his community as a member of the Davison Chamber of Commerce.

--------------------------------------------------------------------------------
KEVIN M. HAMMER


     - Davison Director since 2000
     - Davison Secretary since 2000
Kevin M. Hammer, age 43, recently joined Davison as a Director and Senior Vice President. He served as Davison Township Treasurer from 1996 to 2000. Prior to taking that position, he was the owner of Davison General Rental. From 1990 to 1993, Mr. Hammer was employed by The State Bank as a business development officer. Mr. Hammer also serves Davison as a member of local civic organizations, including its Chamber of Commerce and the Kiwanis Club.
--------------------------------------------------------------------------------

 -------------------------------------------------------------------------------
PEGGY HAW JURY

     - Davison Director since 2000

Peggy Haw Jury, age 48, is a Certified Public Accountant. She has been a principal of Dupuis & Ryden, P.C., a CPA firm, since 1973. Since 1996, Ms. Jury has also been a partner in an insurance and investment services business, D&R Financial. Ms. Jury is affiliated with the Michigan Association of CPA's, the American Institute of CPA's, and the Association of Certified Fraud Examiners. She is a past Chairman of the Flint Chamber of Commerce, a member of the board of Junior Achievement, and currently serves on the board of the Michigan State Chamber of Commerce.

--------------------------------------------------------------------------------

J. DAVID KARR


     - Davison Director since 2000
     - Davison Chairman since 2000
J. David Karr, age 61, is an attorney with a private practice located in Davison, Michigan. Since 1991, he has served as a Director of Davison Oil & Gas Co. Mr. Karr is affiliated with the Michigan Bar Association and the Genesee County Bar Association. Active in several civic organizations, Mr. Karr is a member of the Davison Kiwanis Club, and serves as a member of the United Way Board of Directors-Davison.


--------------------------------------------------------------------------------

CRAIG L. STEFANKO

     - Davison Director since 2000

Craig L. Stefanko, age 46, is employed by DCC Development/Minto Brothers Construction of Davison, Michigan, a position he has held since 1992. Mr. Stefanko is the owner of two well established local businesses, CAL Enterprises and Davison Car Care. Mr. Stefanko is a member of the North American Elk Breeders Association and Safari Club International. A long standing resident of Davison, Mr. Stefanko also serves his community as a member of the Chamber of Commerce.

--------------------------------------------------------------------------------
EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

     Fentura's Executive Officers are:

     - Russell H. Van Gilder, Jr.--Chairman

     - Forrest A. Shook--Vice Chairman

     - Donald L. Grill--President and CEO

     - Ronald L. Justice--Senior Vice President, CFO and Secretary

     - Robert E. Sewick--The State Bank Senior Vice President and Senior Lender

     - John A. Emmendorfer, Jr.-Davison President and CEO

Background information on the Executive Officers other than Mr. Justice and Mr. Sewick is provided on the preceding pages. Set forth below is background information about these two Executive Officers.

-------------------------------------------------------------------------------
RONALD L. JUSTICE

     - Senior Vice President since 1999

     - CFO since 1995

     - Secretary since 1999

     - Officer in various other capacities since 1989

Ronald L. Justice, age 35, was promoted to Senior Vice President and Secretary in 1999. He was previously promoted to Chief Financial Officer and Vice President for Fentura in 1995. Prior to that, Mr. Justice was Vice President of Corporate Administration (1992-1994), Controller and Cashier (1990-1992) and Chief Auditor (1989-1990). Mr. Justice received his Bachelors Degree in Business Administration from the University of Michigan in 1986.
--------------------------------------------------------------------------------

ROBERT E. SEWICK

     - The State Bank Senior Vice President and Senior Lender since 1999

Robert E. Sewick, age 50, joined The State Bank in June of 1999 as Senior Vice President and Senior Loan Officer. He has 29 years of banking experience, most recently as Senior Vice President/Regional Credit Officer of Huntington National Bank for Western Michigan. His banking experience includes nine years with Old Kent Bank and 16 years with First Michigan Bank/Huntington where he served in numerous lending and senior management positions. He received his Bachelors Degree in Business Administration from Western Michigan University. Also, he has been an active member of Junior Achievement, the Chamber of Commerce, the Jaycees, and several Economic Development Corporations.

--------------------------------------------------------------------------------

PROPOSAL TO INCREASE THE AMOUNT OF AUTHORIZED COMMON STOCK
--------------------------------------------------------------------------------
         The second matter to be considered at the Annual Meeting will be the approval of a proposal to amend the Fentura Articles of Incorporation to increase the authorized number of shares of Fentura common stock from 2,000,000 to 5,000,000.


         Presently, there are 1,424,066 shares of Fentura common stock issued and outstanding, and only 575,934 shares available for future issuance. In addition, options for another 16,395 shares are currently outstanding. The Fentura Board proposes this amendment to ensure there will be a sufficient number of shares of common stock available for issuance when it may be in the best interests of Fentura and the shareholders to do so. Fentura has no present plans for the issuance or sale of the shares sought to be authorized. If the proposal to amend the Fentura Articles of Incorporation is approved, the Fentura Board may generally issue the additional authorized shares of Fentura common stock without further shareholder approval.

     - DILUTIVE EFFECT.

       There will be no dilutive effect on existing shareholders on approval of this proposal. If the Fentura Board subsequently decides to issue any or all of the additional 3,000,000 authorized shares of common stock, it could have a dilutive effect on Fentura's per share earnings, and on the percentage ownership of our existing shareholders in Fentura. In order to avoid the dilutive effects which may be caused by the issuance of the additional authorized shares, Fentura's shareholders would need to acquire additional shares of common stock in order to maintain their ownership percentage in Fentura.

     - ANTI-TAKEOVER EFFECT.

       The ability of the Fentura Board to issue the additional authorized shares of common stock for a variety of corporate purposes could make it more difficult or discourage an attempt to obtain control of Fentura by means of proxy contest, tender offer, merger, or otherwise. The Fentura Board is not proposing this increase in the authorized number of shares of common stock with the intention of discouraging takeover attempts, nor does the Fentura Board have any knowledge of an existing attempt to take control of Fentura. However, in the event that a takeover attempt is made against Fentura, the Fentura Board could issue the additional authorized shares to discourage the attempt.

         The shares represented by your voting (proxy) form will be voted, unless otherwise directed or the authority to vote is withheld, FOR approval of the proposed amendment to the Fentura Articles of Incorporation to increase the authorized number of shares of common stock from 2,000,000 to 5,000,000.

PERFORMANCE GRAPH
--------------------------------------------------------------------------------


         The graph compares the cumulative total shareholder return on Fentura common stock for the last five years with the cumulative total return of the KBW 50 Index, published by Keefe, Bruyette & Woods, Inc., and the Nasdaq Market Index assuming a $100 investment at the end of 1994. The Nasdaq Market Index is a broad equity market index. The KBW 50 Index is composed of 50 money center and regional bank holding companies.

         Cumulative total return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period. The graph assumes the investment of $100 in Fentura's common stock, the Nasdaq Market Index and the KBW 50 Index at the market close on December 31, 1994 and the reinvestment of all dividends through the period ending December 31, 1999.


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG FENTURA BANCORP, INC.,
                      NASDAQ MARKET INDEX AND KBW 50 INDEX



                                  [GRAPH]





                      ASSUMES $100 INVESTED ON JAN. 1, 1995
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1999

STOCK OWNERSHIP INFORMATION
STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN MAJOR SHAREHOLDERS
--------------------------------------------------------------------------------

         In general, "beneficial ownership" includes those shares a Director or officer has the power to vote or transfer, and stock options that are exercisable currently or within 60 days. The table below shows the beneficial stock ownership of our Directors, Executive Officers and those shareholders who hold more than 5% of our total outstanding shares as of March 15, 2000.


                                             Shares             Options                                 Percent
               Name of                    Beneficially        Exercisable                                  Of
          Beneficial Owner                  Owned(1)         Within 60 Days          Total           Outstanding(2)
-------------------------------------------------------------------------------------------------------------------


Richard A. Bagnall...............           6,483(3)              -0-                6,483                 *
Darrell H. Cooper ...............              -0-                -0-                   -0-                *
Tom G. Donaldson ................              -0-                -0-                   -0-                *
John A. Emmendorfer, Jr. ........             168(3)              -0-                  168                 *
Phil D. Flemming ................              -0-                -0-                   -0-                *
Jon S. Gerych....................           2,103                461                 2,564                 *
Donald L. Grill..................           4,111(3)              -0-                4,111                 *
Kevin M. Hammer .................              -0-                -0-                   -0-                *
Peggy Haw Jury ..................              -0-                -0-                   -0-                *
Ronald L. Justice................              73(3)              -0-                   73                 *
J. David Karr ...................              -0-                -0-                   -0-                *
Philip J. Lasco..................           4,856(3)             461                 5,317                 *
Thomas P. McKenney...............           2,106(3)             461                 2,569                 *
Brian P. Petty...................           6,385(3)             461                 6,846                 *
Glen J. Pieczynski...............           3,335(3)             461                 3,796                 *
Janis L. Rizzo...................             426(3)              -0-                  426                 *
Robert E. Sewick.................              -0-                -0-                   -0-                *
Forrest A. Shook.................          11,262(3)             461                11,723                 *
Craig L. Stefanko ...............              -0-                -0-                   -0-                *
Russell H. Van Gilder, Jr........          22,582                461                23,043               1.65
Donald E. Johnson, Jr. (4).......         149,871                 -0-              149,871              10.52
Linda J. Lemieux(4)..............          78,869                 -0-               78,869               5.54
Mary Alice Heaton(4).............          78,855                 -0-               78,855               5.54
Directors and Executive Officers
     as a group (20 persons).....          63,890              3,227                67,117               4.60
-------------------------------------------------------------------------------------------------------------------


(1) The number of shares in this column includes shares owned directly or indirectly, through any contract, arrangement, understanding or relationship, or the indicated beneficial owner otherwise has the power to vote, or direct the voting of, and/or has investment power.
(2)  The symbol * shown in this column indicates ownership of less than 1%.
(3)  Ownership and voting rights of all shares are joint with spouse.
(4) Each person's address is: SNB Trust Operations, 101 N. Washington Avenue, Saginaw, MI 48607.

COMPLIANCE WITH SECTION 16 REPORTING
--------------------------------------------------------------------------------

         The rules of the Securities and Exchange Commission require that Fentura disclose late filings of reports of stock ownership (and changes in stock ownership) by its Directors, Executive Officers and beneficial owners of more than 10% of Fentura common stock. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons, Fentura believes that during the year ended December 31, 1999, its Directors, Executive Officers and beneficial owners of more than 10% of Fentura common stock have complied with all filing requirements applicable to them, except that: (a) Russell H. Van Gilder, Jr., the Chairman of the Fentura Board, filed three late reports on Form 4 pertaining to five transactions, (b) Forrest A. Shook, Vice-Chairman of the Fentura Board, filed one late report on Form 4 pertaining to one transaction, and (c) Jon S. Gerych, a Fentura Director, filed one late report on Form 4 pertaining to one transaction.


REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------
COMPENSATION PHILOSOPHY

         The Fentura and Affiliate Bank Boards utilize compensation programs based on the following compensation principles:

     - To provide the level of total compensation necessary to attract and retain quality employees at all levels of the organization.

     - Compensation is linked to performance and to the interests of shareholders.

     - Incentive compensation programs recognize both individual and corporate performance.

     - Compensation balances rewards for short-term and long-term results.


COMPENSATION METHODOLOGY


         Fentura and the Affiliate Banks provide a comprehensive compensation program that is both innovative and competitive, in order to attract and retain qualified talent.

         The Affiliate Banks through their compensation committees review market data in order to assess the Affiliate Banks' competitive position in each component of compensation, including base salary, annual incentive and long-term incentive compensation.

          Target compensation is based on the median of base compensation and total compensation (including commissions and incentives). Several market surveys are used to allow for a competitive analysis of trends in compensation. The descriptions that follow of the components of compensation contain additional detail regarding compensation methodology. Compensation decisions regarding individuals may also be based on factors such as individual performance and level of responsibility.

         The Affiliate Banks utilize a Salary Administration Plan, which provides for annual cash compensation consisting of base salary, commissions, and annual incentive. The relationship between base salary and annual incentive is based on salary grade. Personnel at higher grade levels have a larger percentage of their total cash compensation contingent on the accomplishment of corporate objectives.


COMPONENTS OF COMPENSATION
BASE SALARY

         Annual base salary is designed to compensate personnel for their sustained performance. Salary is based on: (1) grade level; (2) individual performance; and (3) comparative survey data. The Fentura and Affiliate Bank Boards must approve in advance all salary increases for officers. Salaries for executive officers for 1999 were projected to be at the median of the compensation peer group.


ANNUAL INCENTIVE

         The Salary Administration Plan establishes a fixed percentage of annual salary as an executive's target annual incentive opportunity. For executive officers, the percentage ranged from thirty percent of salary to forty-five percent of salary, in the case of the Fentura CEO.

         Annual incentive is primarily based on meeting objectives using five principal measurements: return on equity, return on assets, net interest margin, earnings per share, and efficiency ratio.

         The following is the formula used to determine annual incentive payments for 1999:

     - Twenty five percent of the target on-plan incentive would be paid if The State Bank achieved the 1999 earnings objective approved by the Board of Directors during the approval of the 1999 budget plan.

     - Twenty five percent of the target on-plan incentive would be paid if The State Bank achieved the 1999 Return On Equity objective as approved in the 1999 budget plan.

     - Twenty percent of the target on-plan incentive would be paid if The State Bank achieved the 1999 Return On Assets objective as approved in the 1999 budget plan.

     - Fifteen percent of the target on-plan incentive would be paid if The State Bank achieved the 1999 Net Interest Margin objective as approved in the 1999 budget plan.

     - Fifteen percent of the target on-plan incentive would be paid if The State Bank achieved the 1999 Efficiency ratio objective as approved in the 1999 budget plan.

         Participants receive no payment for an objective unless a minimum threshold is achieved. Payments may range from zero to one hundred forty percent of the target incentive.

         The State Bank achieved one hundred percent of its corporate objectives for 1999.

CHIEF EXECUTIVE OFFICER

         Donald L. Grill became President and Chief Executive Officer of Fentura and The State Bank in December of 1996 and is evaluated annually as to his personal performance, and regarding his role in directing company performance. The Compensation / ESOP committee meets annually, in private, to review Mr. Grill's performance. The Committee considers bank performance, community involvement and Director / Chairman communication, along with employee assessments gathered by the Human Resources Department, in considering Mr. Grill's compensation.


SALARY AND ANNUAL INCENTIVE

     - At the close of 1998, after evaluating Mr. Grill's performance based on the above referenced criteria, the Compensation Committee concluded he would receive a four percent salary increase for 1999.

     - Based on The State Bank achieving one hundred percent of its objectives for 1999, and the evaluation of Mr. Grill's personal performance, he received an annual incentive of $90,892.

     - Mr. Grill's total annual compensation for 1999, including salary and annual incentive, were slightly above the median for his position, in both the primary and secondary surveys used to determine cash compensation.

SUBMITTED BY THE COMPENSATION/ESOP COMMITTEE OF THE BOARD OF DIRECTORS: BRIAN P. PETTY, FORREST A. SHOOK, AND RUSSELL H. VAN GILDER, JR.


EXECUTIVE COMPENSATION

         During 1999, Fentura did not compensate any of its Executive Officers, all of whom were also Executive Officers of The State Bank and are paid for their services by The State Bank.

           The following table shows the compensation for services to The State Bank of The State Bank's chief executive officer (the only executive officer who received cash compensation in excess of $100,000).

SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                               Annual Compensation
              ----------------------------------------------------


         Name and              Year     Salary($)       Bonus($)          Other Annual             All Other
    Principal Position                                                  Compensation($)        Compensation($)(1)
---------------------------------------------------------------------------------------------------------------------
Donald L. Grill                1999      $179,760      $90,892(3)           $10,250                 $10,412
     President                 1998       171,200       72,726               10,250                   3,021
     Chief Executive           1997       160,000       86,240(2)            10,250                      -0-
     Officer

---------------------------------------------------------------------------------------------------------------------


(1) Employer contribution amount to 401(k) plan for employer's account.

(2) In 1997, Mr. Grill received an incentive compensation payment of $20,000 offered to encourage Mr. Grill to leave his prior employment and join The State Bank. The State Bank also reimbursed Mr. Grill in the amount of $42,000 for certain taxes he incurred as a result of accepting employment with The State Bank.

(3) In 1999, Mr. Grill received an extra bonus incentive in the amount of $10,000 for his personal performance in directing The State Bank in its achievement of one hundred percent of its objectives.

LONG TERM INCENTIVE PLAN AWARDS

         The following table provides information concerning the Fentura and The State Bank's Supplemental Executive Retirement Plan ("SERP"). The SERP is designed to provide key executives with long-term supplemental retirement income in an annual amount equal to a specified percentage of the executive's "projected final salary" (as defined in the plan). The supplemental retirement income will be comprised of annual contributions (defined in the plan as "annual incentive awards"), the amounts of which are based on the executive's base salary, and an award percentage which is determined by Fentura's achievement of specified levels of Return on Equity. The target amount will be earned if Fentura's performance meets the Annual Target Return on Equity, such target being established annually, on December 31st prior to each plan year, by the Fentura Board. The annual contribution may be impacted positively or negatively by Fentura's Return on Equity performance. Interest accrues on the contribution amounts, also at a rate based on Fentura's Return on Equity. The retirement benefits accruing on behalf of Mr. Grill are backed by a pre-paid life insurance policy. Fentura intends to use the investment earnings on this life policy to pay all or a portion of the annual contribution. The SERP benefits will be paid on a monthly basis for 15 years commencing when the executive retires.



                                                                Estimated Future Payouts under Non-Stock
                                                                            Price Based Plans(3)
                                                                            --------------------

          (a)                  (b)                 (c)                 (d)               (e)               (f)

                                             Performance or
                            Number of      Other Period Until       Threshold           Target           Maximum
                          Shares, Units       Maturation or
Name                     or other Rights         Payout             ($ or #)           ($ or #)         ($ or #)
---------------------------------------------------------------------------------------------------------------------

Donald L. Grill

    President
    Chief Executive         $ 15,183(1)     Paid at retirement       $659,957         $942,795(4)       $1,225,634
    Officer                                     (age 65)(2)



(1) Mr. Grill's 1999 annual incentive award exceeded the target because Fentura achieved a Return on Equity higher than the Annual Target Return on Equity established by the Fentura Board at the end of 1998.
(2) Mr. Grill will reach retirement age in approximately 13 years.
(3) The estimated future payout amounts stated in Items (d)-(f) of this table are based on the award percentages set by the Fentura Board for the 1999 annual incentive award.
(4) Mr. Grill's target retirement benefit would provide him with an annual retirement salary equal to 25% of his projected final salary, and would be paid for 15 years after retirement.

RETIREMENT AND CHANGE IN CONTROL ARRANGEMENTS
--------------------------------------------------------------------------------


RETIREMENT PLANS
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         During 1998, the Fentura and The State Bank Boards approved the establishment of a Supplemental Executive Retirement Plan (SERP) for key executives. The plan is designed to encourage executives to remain long term employees of Fentura and The State Bank, and to provide the executive with supplemental retirement income. Unfunded plan benefits are accrued based on participant longevity and company return on equity. In 1999, after formal implementation, the SERP accrued $23,455 on behalf of two participants.


SPLIT-DOLLAR RETIREMENT PLAN

         Also in 1998, the Fentura and The State Bank Boards approved the establishment of a Split Dollar Supplemental Retirement Plan (the "Split Dollar Plan") for key executives not covered under the SERP. The plan is designed to encourage executives to remain long term employees of Fentura and The State Bank, and to provide the executive with supplemental retirement income. The plan is a life insurance backed product that allows participants to direct funds through various investment vehicles. During 1999, $98,404 was invested through the Split Dollar Plan on behalf of 18 participants.


QUALIFIED RETIREMENT PLANS


         Fentura and The State Bank offer two separate qualified retirement plans, the first of which is the Employee Stock Ownership Plan (ESOP) and the second is a 401k profit sharing plan. The ESOP is one hundred percent funded by The State Bank. Based on The State Bank's earnings the Board approves an amount to be distributed into eligible participants accounts. In order to promote longevity with The State Bank, this plan includes a vesting schedule of seven years before a participant is fully vested. The 401k profit sharing plan allows participants to defer compensation, before taxes, in order to invest in various investment vehicles. Participants also receive a corporate match of 50% up to a maximum of 6% (participants are allowed to defer up to 15%).


SEVERANCE AGREEMENT


         Fentura and The State Bank have entered into a Severance Compensation Agreement with Donald L. Grill. Under this agreement, if a "change in control" (as defined in the agreement) occurs while Mr. Grill is an employee of Fentura or The State Bank, and if within five years thereafter Mr. Grill's employment is terminated by The State Bank without "cause", by Mr. Grill for "good reason", or by either party because of Mr. Grill's death or "disability" (in each case, as such terms are defined in the agreements), then The State Bank shall pay Mr. Grill an annual amount equal to 50% of the highest amount of Mr. Grill's "annual compensation" (as defined in the agreements) in the five preceding calendar years, for a period of five years after the termination date (or until the first day of the month immediately preceding Mr. Grill's "normal retirement date", if earlier). If Mr. Grill dies after this payment obligation begins, or if Mr. Grill so elects, The State Bank will be obligated to make a lump sum payment of these payments, discounted to the then present value using a 10% per year discount rate. In addition, The State Bank shall provide Mr. Grill with hospital and medical coverage for the full "COBRA" period. However, if the payments exceed the ceiling amount for deductibility under Section 280G of the Internal Revenue Code of 1986 (generally, three times Mr. Grill's annual compensation), then the payments shall be reduced to the maximum amount allowable under Section 280G.


OTHER INFORMATION
--------------------------------------------------------------------------------


ANNUAL REPORT ON FORM 10K

Fentura will provide a copy of its 1999 Annual Report on SEC Form 10K to any shareholder who asks for it in writing, without charge. Please direct your request to our Secretary, Ronald L. Justice, at our Fenton headquarters.


TRANSACTIONS WITH CERTAIN INTERESTED PARTIES

Certain of Fentura's Directors and executive officers, including their affiliates, were loan customers of The State Bank during 1999, 1998, and 1997. Such loans were made in the ordinary course of business at The State Bank's normal credit terms and interest rates, and do not represent more than a normal risk of collection. Total loans to these persons at December 31, 1999, 1998, and 1997 amounted to $1,448,629, $909,025 and $1,466,396, respectively. During 1999,
$878,926 of new loans were made and repayments totaled $339,322. At December
31, 1999, these loans aggregated 4.55% of consolidated stockholders' equity.


SHAREHOLDER PROPOSALS

An eligible shareholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2001 Annual Meeting of Shareholders must notify Fentura's Secretary by delivering a copy of the proposal to Fentura's offices no later than November 24, 2000.

EXPENSES OF SOLICITATION

Fentura pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph, or by Fentura officers and employees without additional compensation. Fentura pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.


BY ORDER OF THE BOARD OF DIRECTORS,


Ronald L. Justice
Secretary


Dated: March 21, 2000





See enclosed voting (proxy) form - please sign and mail promptly.

                                    P R O X Y

                                ONE FENTON SQUARE
                           FENTON, MICHIGAN 48430-0725

This Proxy is Solicited on Behalf of the Board of Directors of Fentura Bancorp, Inc.

         The undersigned hereby appoints Russell H. Van Gilder, Jr. and Thomas
P. McKenney as Proxies, each with power to appoint his substitute, and hereby authorizes each and any of them to represent and to vote with respect to the matters set forth below and in their discretion as to such other matters as may properly be brought before the meeting or any adjournment thereof, all the shares of common stock of Fentura Bancorp, Inc. held of record by the undersigned at the Annual Meeting of Shareholders to be held on April 26, 2000, or any adjournment or adjournments thereof.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR the election of the below named individuals, and FOR approval of the proposed amendment to the Fentura Bancorp, Inc. Articles of Incorporation to increase the number of authorized shares of common stock from 2,000,000 to 5,000,000. The Board of Directors recommends a vote FOR each of these proposals.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

1.       ELECTION OF DIRECTORS

         To elect two Directors to serve as "Class III Directors" for a term until the 2003 Annual Meeting of Shareholders and until their successors are elected and have qualified.

         Nominees:                          Forrest A. Shook
                                            Donald L. Grill

         FOR [  ] ALL NOMINEES   WITHHOLD [  ]ALL NOMINEES       ABSTAIN [  ]
         FOR [ ] ALL NOMINEES, except vote withheld from the following nominee(s):

         -------------------------------------------------------------
         (type or print name(s) of nominees for whom vote is withheld)

2.       APPROVAL OF ARTICLES AMENDMENT

         To approve the proposed amendment to the Fentura Bancorp, Inc. Articles of Incorporation to increase the authorized shares of common stock from 2,000,000 to 5,000,000.

         FOR [  ] APPROVAL       AGAINST [  ] APPROVAL         ABSTAIN [  ]

         When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian or in other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                             ----------------------------------
                                             Signature

                                             ----------------------------------
                                             Signature, if held jointly


                                             Dated:                    , 2000
                                                   --------------------
                                             TOTAL SHARES:
                                                          ----------------